UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 27, 2012

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-20908

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01.  Regulation FD Disclosure

On July 27, 2012, Premier Financial Bancorp, Inc. (“Premier”) issued a press release announcing that it successfully bid to repurchase 10,252 shares of the 22,252 shares of Premier’s Fixed Rate Cumulative Perpetual Preferred Shares, Series A (the “Series A Preferred Shares”), issued to the U.S. Treasury as part of the U.S. Treasury’s Troubled Asset Relief Program (“TARP”).

Using a modified Dutch auction methodology that establishes a market price by allowing investors to submit bids at specified increments during the period of July 23, 2012 through July 26, 2012, the U.S. Treasury auctioned all of Premier’s 22,252 Series A Preferred Shares.  The closing price of the auctioned shares was $901.03.

Premier sought and obtained regulatory permission to participate in the auction.  At the closing price of $901.03 Premier was able to preserve over $1.0 million of capital versus redeeming the Series A Preferred Shares at the liquidation preference of $1,000.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibit 99.1 - Press Release dated July 27, 2012.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: July 27, 2012                                                   Brien M. Chase, Senior Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 27, 2012 captioned “Premier Financial Bancorp, Inc. Announces Partial Repurchase of Preferred Stock in U.S. Treasury Auction.”